Exhibit 10.29

MOXIAN, INC.

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (the “Agreement”), dated as of September 7, 2016, is entered into by and among Moxian, Inc., a Nevada corporation (the “Company”), and each of the entities listed on Exhibit A hereto (each such entity listed on Exhibit A hereto being referred to as a “Holder” and such entities being referred to collectively as the “Holders”).

Whereas, the Company and/or its subsidiaries previously issued promissory notes to the Holders with an aggregate principal amount of approximately $2,000,000 (the “Notes”);

Whereas, upon the effective date of the Company’s initial public offering (the “IPO”), the Holders desire to convert all of the Notes into shares of the Company’s common stock, $0.0001 par value per share (the “Shares” ), at a conversion price equal to the price offered to the public in the IPO (the “Conversion Price”).

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Conversion of Notes.

(a)          The Holders agree that effective upon the effective date of the IPO (the “Conversion Date”), all of the Notes held by them, and all principal amount payable by the Company thereon, shall be automatically converted into Shares at the Conversion Price. The aggregate principal amount under each Note to be converted on the Conversion Date by each Holder is set forth opposite each Holder’s name on the Conversion Schedule attached as Exhibit A hereto.

(b)          On the Conversion Date, each of the Holders’ Notes shall be cancelled, and the Company shall have no further obligations to pay any money or issue any securities to the Holders or otherwise in respect of the Notes. Promptly following the Conversion Date, the Company will issue and deliver to each Holder a certificate or certificates evidencing the Shares to be issued to each Holder, and each Holder shall deliver such Holder’s original Note for cancellation to the Company.

2.            Holder Representations. Each Holder hereby represents and warrants to the Company as follows:

(a)          The Shares being acquired by such Holder are being acquired for such Holder’s own account and for the purpose of investment and not with a view to, or in connection with, the resale, transfer or other distribution thereof, nor with any present intention of reselling, transferring or distributing the Shares. Any sale, transfer or other disposition of the Shares will be made only if such securities are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the sale is made in compliance with an exemption under the Securities Act, or the rules thereunder, and any applicable state securities laws.

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(b)          Such Holder is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

(c)          No portion of the Notes being converted by such Holder, as reflected on Exhibit A hereto, have been sold, transferred, assigned, encumbered or otherwise conveyed, and such Holder is the record and beneficial owner of all such Notes, free and clear of all liens, security interests and encumbrances of any type or kind placed thereon.

(d)          The execution and delivery of this Agreement constitute the valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms.

(e)          Such Holder acknowledges that the conversion of its Notes may involve tax consequences, and that neither the Company nor its legal counsel or advisors have provided any tax advice or information to such Holder. The Holder acknowledges that it must retain his own professional advisors to evaluate the tax and other consequences of converting the Notes into Shares.

3.            Miscellaneous.

(a)          Amendments. This Agreement may not be amended or waived, except by a writing signed by the Company and all Holders.

(b)          Governing Law. This Agreement is and shall be governed by and enforced in accordance with the laws of the State of New York, excluding its choice of law rules.

(c)          Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

(d)          Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(e)          Entire Agreement. This Agreement and Exhibit A constitute the full the entire agreement of the parties with respect to the subject matter hereof and thereof. No provision of this Agreement may be explained or qualified by any prior or contemporaneous understanding, negotiation, discussion, conduct, or course of conduct or by any trade usage, and, except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation, warranty, or agreement of any person in entering this Agreement, except those expressly stated herein or therein.

(f)          Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Note Conversion Agreement as of the date first written above.

MOXIAN, INC.

By:	/s/ James Tan Meng Dong
Name	James Tan Meng Dong
Title	Chief Executive Officer

[Signature Page to Note Conversion Agreement of Moxian, Inc.]

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NOTE HOLDER

Moxian China Limited

By:	/s/ Ng Ka Lam
Print Name:	Ng Ka Lam
Title:	Director
Address:	Room 2807, 28/F., Paul Y. Centre,
51 Hung To Road, Kwun Tong,
Kowloon, Hong Kong

Note Amount Converted:	$ 565,812.00

[Signature Page to Note Conversion Agreement of Moxian, Inc.]

NOTE HOLDER

Shenzhen Bayi Consulting Co Ltd

By:	/s/ Zhang Ying
Print Name:	Zhang Ying
Title:	Director
Address:	Unit2003, TowerB, Kingkey100 Building,
No. 5016 Shennan East Road,
Luohu District, Shenzhen, PRC

Note Amount Converted:	$ 1,434,188.76

[Signature Page to Note Conversion Agreement of Moxian, Inc.]

EXHIBIT A

CONVERSION SCHEDULE

Name of Holder	Borrower	Principal Amount of Note Converted
Shenzhen Bayi Consulting Co Ltd	Shenzhen Moxian Technologies Co Ltd	$1,401,327.66
Shenzhen Bayi Consulting Co Ltd	Shenzhen Moyi Technologies Co Ltd	$32,861.10
Moxian China Limited	Moxian (Hong Kong) Limited	$565,812.00

Total		$2,000,000.76